Exhibit 10.5

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

RARE EARTH AMERICAS LTD.

RESTRICTED STOCK AGREEMENT

Rare Earth Americas Ltd. has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Restricted Stock Agreement (the “Agreement”) is attached an Award consisting of Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to, and is in all respects subject to, the terms and conditions of, the Rare Earth Americas Ltd. 2025 Equity Incentive Plan (the “Plan”).

Unless otherwise defined by this Agreement, capitalized terms have the meanings assigned by the Grant Notice or the Plan.

1. Tax Matters.

1.1 Election under Section 83(b) of the Code. The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the Shares pursuant to the Company Reacquisition Right has lapsed. To the extent any Shares are not Vested Shares as of the Date of Grant, the Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Shares rather than when the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares. The Participant understands that failure to make a timely filing under Section 83(b) with respect to any such shares that are not Vested Shares as of the Date of Grant will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Shares at the time such restrictions lapse. The Participant further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Shares even though the Participant incurred a tax liability by making an election under Section 83(b).

1.2 Notice to Company. The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

1.3 Valuation of the Shares.

(a) The Shares have been valued by the Company, and the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. The Participant understands, however, that the Company can give no assurances that such valuation is in fact the fair market value of the Shares and that it is possible that with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Shares on any relevant date is greater than so determined.

(b) If the Internal Revenue Service were to succeed in a tax determination under the Code that the Shares received have a value greater than that determined by the Company, the additional value would constitute ordinary income as of the date of the Participant’s realization of income. The additional taxes (and interest) due would be payable by the Participant, and there is no provision for the Company to reimburse him or her for that tax liability, and the Participant assumes all responsibility for such potential tax liability. The Company undertakes no obligation to inform the Participant of any change in the tax laws which may effect this Agreement or its consequences.

1.4 Consultation with Tax Advisors. The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the IRS an election under Section 83(b) of the Code with respect to any Shares that are not Vested Shares as of the Date of Grant, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant. The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the purchase of Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE PARTICIPANT ACQUIRES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

1.5 Tax Withholding.

(a) In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (i) the transfer of Shares to the Participant, (ii) the lapsing of any restriction with respect to any Shares, (iii) the filing of an election to recognize tax liability, or (iv) the transfer by the Participant of any Shares. The Company has no obligation to deliver the Shares or to release any Shares from the Escrow established pursuant to Section 8 until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

(b) Withholding in Shares. The Company has the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by withholding a number of whole Vested Shares otherwise deliverable to the Participant or by the Participant’s tender to the Company of a number of whole Vested Shares or vested shares acquired otherwise than pursuant to the Award having, in any such case, a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

2. Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award are determined by the Board or its authorized designee as set forth in Section 3 of the Plan.

3. The Award.

3.1 Grant and Issuance of Shares. On the Date of Grant, the Participant will acquire and the Company will issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares. As a condition to the issuance of the Shares, to the extent any of the Shares are not Vested Shares as of the Date of Grant, the Participant will execute and deliver the Grant Notice to the Company, accompanied by an Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form provided by the Company.

3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration will be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant will furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

3.3 Beneficial Ownership of Shares; Certificate Registration. The Participant authorizes the Company, in its sole discretion, to deposit the Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form. Furthermore, the Participant authorizes the Company, in its sole discretion, to deposit, following the term of the Escrow pursuant to Section 8, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares will be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.4 Issuance of Shares in Compliance with Law. The issuance of Shares will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares will be issued if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority will not have been obtained. As a condition to the issuance of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty as may be requested by the Company.

3.5 Stockholders Agreement. To the extent applicable, the Participant (and, if applicable, his or her heirs) will be required, at the time of acceptance of this Award and as a condition to the Award, to sign and deliver an adoption agreement or counterpart signature page to, and be bound by, each Stockholders Agreement then in effect and any other agreement that the Company requires a holder of common stock of the Company to sign (to the extent such agreements exist and such Participant is not already a party to such agreements), in form and substance satisfactory to the Company. The Participant (and, if applicable, his or her heirs) acknowledges that a Stockholders Agreement or any such other agreement may restrict transfers of common stock of the Company. The obligation set forth in this Section will remain in effect with respect to any Stockholders Agreement until such Stockholders Agreement is terminated. In addition, to the extent any such Stockholders Agreement is amended, modified or otherwise replaced by a similar agreement, the obligation set forth herein will also apply to the modified, amended and/or replacement agreement.

4. Vesting of Shares.

Shares acquired pursuant to this Agreement will become Vested Shares as provided in the Grant Notice. For purposes of determining the number of Vested Shares following an Ownership Change Event, credited Service will include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

5. Company Reacquisition Right.

5.1 Grant of Company Reacquisition Right. In the event that (a) the Participant’s Service terminates for any reason or no reason, with or without cause, or, (b) the Participant, the Participant’s legal representative, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event), including, without limitation, any transfer to a nominee or agent of the Participant, any

Shares which are not Vested Shares (“Unvested Shares”), the Participant will forfeit and the Company will automatically reacquire the Unvested Shares, and the Participant will not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2 Ownership Change Event, Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares will be immediately subject to the Company Reacquisition Right and included in the terms “Shares,” “Stock” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Shares following an Ownership Change Event, dividend, distribution or adjustment, credited Service includes all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6. Right of First Refusal.

6.1 Grant of Right of First Refusal. Except as provided in Section 6.7 and Section 15, in the event the Participant, the Participant’s legal representative, or other holder of shares subject to the Award proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Shares (the “Transfer Shares”) to any person or entity, including, without limitation, any stockholder of a Participating Company, the Company will have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section (the “Right of First Refusal”).

6.2 Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Participant must deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price will be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Participant proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Participant must provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice must be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

6.3 Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company will give the Participant written notice of the

Participant’s failure to comply with the procedure described in this Section 6, and the Participant will have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 6. The Participant will not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

6.4 Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company will have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Participant otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice will not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant will consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company will have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to any Participating Company will be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled. Notwithstanding anything contained in this Section to the contrary, the period during which the Company may exercise the Right of First Refusal and consummate the purchase of the Transfer Shares from the Participant will terminate no sooner than the completion of a period of eight (8) months following the date on which the Participant acquired the Transfer Shares.

6.5 Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant agree) within the period specified in Section 6.4, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice or, if applicable, following the end of the period described in the last sentence of Section 6.4. The Company will have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares will be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, will again be subject to the Right of First Refusal and will require compliance by the Participant with the procedure described in this Section.

6.6 Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, will be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee will receive and hold the Transfer Shares or interest therein subject to all of the terms and conditions of this Agreement, including this Section 6 providing for the Right of First Refusal with respect to any subsequent transfer and executing the documents specified in Section 3.5. Any sale or transfer of any Shares will be void unless the provisions of this Section are met.

6.7 Transfers Not Subject to Right of First Refusal. The Right of First Refusal will not apply to any transfer or exchange of the Shares if (a) such Shares are transferred during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family in a manner permitted under Rule 701 under the Securities Act or (b) such Shares are transferred or exchanged in connection with an Ownership Change Event. Shares held by a transferee pursuant to clause (a) of this Section and any consideration received pursuant to a transfer or exchange pursuant to clause (b) of this Section that consists of stock of a Participating Company will in each such case remain subject to the Right of First Refusal unless the provisions of Section 6.9 below result in a termination of the Right of First Refusal.

6.8 Assignment of Right of First Refusal. The Company will have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

6.9 Early Termination of Right of First Refusal. The other provisions of this Agreement notwithstanding, the Right of First Refusal will terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiror assumes the Company’s rights and obligations under this Agreement, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” will exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over‑the‑counter market and prices therefor are published daily on business days in a recognized financial journal.

7. Stock Distributions Subject to Agreement.

If, from time to time, there is any stock dividend, stock split or other change, as described in Section 10, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, then in such event any and all new, substituted or additional securities to which the Participant is entitled by reason of the Participant’s ownership of the Shares acquired pursuant to this Agreement will be immediately subject to the Company Reacquisition Right and the Right of First Refusal with the same force and effect as the shares subject to the Company Reacquisition Right and the Right of First Refusal immediately before such event.

8. Escrow.

8.1 Appointment of Agent. To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Company any Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent will not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys will be conclusive evidence of good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

8.2 Establishment of Escrow. The Participant authorizes the Company to deposit any Unvested Shares with the Company’s transfer agent to be held in book entry form, as provided by Section 3.3, and the Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to this Agreement, to be held by the Agent under the terms and conditions of this Section (the “Escrow”). Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property (other than regular, periodic dividends paid on Stock pursuant to the Company’s dividend policy), or any other adjustment upon a change in the capital structure of the Company, as described in Section 10, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the Shares that remain, following such Ownership Change Event, dividend, distribution or change described in Section 10, subject to the Company Reacquisition Right will be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Company will bear the expenses of the Escrow.

8.3 Delivery of Shares to Participant. The Escrow will continue with respect to any Shares for so long as the Shares remain subject to the Company Reacquisition Right. Upon termination of the Company Reacquisition Right with respect to Shares, the Company will notify the Agent and direct the Agent to deliver such number of Shares to the Participant. As soon as practicable after receipt of such notice, the Agent will cause the Shares specified by such notice to be delivered to the Participant, and the Escrow will terminate with respect to such Shares.

8.4 Notices and Payments. In the event the Shares and any other property held in escrow are subject to the Company’s exercise of the Company Reacquisition Right or the Right of First Refusal, the notices required to be given to the Participant will be given to the Agent, and any payment required to be given to the Participant will be given to the Agent. Within thirty (30) days after payment by the Company, the Agent will deliver the Shares and any other property which the Company has purchased to the Company and will deliver the payment received from the Company to the Participant.

9. Effect of Change in Control.

In the event of a Change in Control, the treatment of the Award and the Shares will be governed by Section 10 of the Plan and any applicable provisions of the Grant Notice.

10. Adjustments for Changes in Capital Structure.

The Shares are subject to the adjustment as provided by Section 4.3 of the Plan.

11. Rights as a Stockholder.

11.1 In General. The Participant will have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 10. Subject to the provisions of this Agreement, the Participant will exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 8 hereof.

11.2 Waiver of Inspection Rights. The Participant acknowledges and understands that, but for the waiver made herein, the Participant may be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purposes, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in applicable law (any and all such rights, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, the Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercisable or pursued directly or indirectly pursuant to applicable law, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of the Participant in the Participant’s capacity as a stockholder and will not affect any rights of a director, in his or her capacity as such, under applicable law. The foregoing waiver will not apply to any contractual inspection rights of the Participant under any written agreement with the Company.

12. Rights as a Director, Employee or Consultant.

If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement confers upon the Participant any right to continue in the Service of a Participating Company or interferes in any way with any right of the Participating Company Group to terminate the Participant’s Service, as the case may be, at any time.

13. Legends.

The Company may at any time place legends referencing the Company Reacquisition Right, the Right of First Refusal, and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares. The Participant must, at the request of the Company, promptly present to the Company any and all certificates representing Shares in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but are not limited to, the following:

13.1 “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

13.2 “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

14. Lock-Up Agreement.

The Participant hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant may not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time may not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or, upon the request of the Company or the underwriter, such longer period as necessary to permit compliance with FINRA Rule 2241 or any successor provisions or amendments thereto. The foregoing limitation will not apply to shares registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

15. Restrictions on Transfer of Shares.

At any time prior to the existence of a public market for the Stock, the Board may prohibit the Participant and any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any Shares acquired pursuant to the Award (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent for any reason, including, without limitation, (i) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; (ii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; (iii) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; (iv) if such Transfer is to be effected in a brokered transaction; (v) if such Transfer would be of less than all of the shares of Stock then held by the stockholder and its affiliates or is to be made to more than a single transferee; or (vi) any Transfer to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly. No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition will be void. The Company will not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company will be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

16. Miscellaneous Provisions.

16.1 Captions. Captions and titles contained herein are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

16.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

16.3 Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

16.4 Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder must be given in writing and will be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 16.4(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and notices in connection with the Escrow, as described in Section 16.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 16.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 16.4(a).

16.5 Entire Agreement. The Grant Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior or contemporaneous agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest (other than as permitted by the Plan) except by means of a writing signed by the Company and Participant. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan will survive any settlement of the Award and will remain in full force and effect.

16.6 Applicable Law. The Agreement will be governed by the laws of the Cayman Islands as such laws are applied to agreements between Cayman Island residents entered into and to be performed entirely within the Cayman Islands.

16.7 Counterparts. The Grant Notice may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto _____________________________________________________________________________________________________________________________ (_________________) shares of the Capital Stock of [Company Name] standing in the undersigned’s name on the books of said corporation represented by Certificate No. __________________ herewith and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

Signature

Print Name

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Company Reacquisition Right set forth in the Restricted Stock Agreement without requiring additional signatures on the part of the Participant.

SAMPLE

Internal Revenue Service

[IRS Service Center
where Form 1040 is Filed]

Re:	Section 83(b) Election

Dear Sir or Madam:

The following information is submitted pursuant to section 1.83-2 of the Treasury Regulations in connection with this election by the undersigned under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.	The name, address and taxpayer identification number of the taxpayer are:

Name:

Address:

Social Security Number:

2. The following is a description of each item of property with respect to which the election is made:

________________ shares of common stock of [Company Name] (the “Shares”), acquired from [Company Name] (the “Company”) pursuant to a restricted stock grant.

3. The property was transferred to the undersigned on:

Restricted stock grant date: ________________________

The taxable year for which the election is made is:

Calendar Year ___________

4. The nature of the restriction to which the property is subject:

The Shares are subject to automatic forfeiture to the Company upon the occurrence of certain events. This forfeiture provision lapses with regard to a portion of the Shares based upon the continued performance of services by the taxpayer over time.

5. The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is made:

$__________________ (_____________ Shares at $__________ per share).

The property was transferred to the taxpayer pursuant to the grant of an award of restricted stock.

6. The following is the amount paid for the property:

No monetary consideration was provided in exchange for the Shares.

7. A copy of this election has been furnished to the Company, the corporation for which the services were performed by the undersigned.

Please acknowledge receipt of this election by date or received-stamping the enclosed copy of this letter and returning it to the undersigned. A self-addressed stamped envelope is provided for your convenience.

Very truly yours,

Date:

Enclosures

cc: Rare Earth Americas Ltd.